Exhibit 5.2

1114 Avenue of the Americas, 23rd Floor
New York, New York 10036.7703 USA

P. 212.880.6000 | F. 212.682.0200

79 Wellington St. W., 30th Floor

Box 270, TD South Tower

Toronto, Ontario M5K 1N2 Canada

P. 416.865.0040 | F. 416.865.7380

www.torys.com

December 19, 2025

Brookfield Corporation
Suite 100, Brookfield Place
181 Bay Street
P.O. Box 762
Toronto, Canada M5J 2T3

Brookfield Capital Finance LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281

Brookfield Finance II LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281

Brookfield Finance I (UK) plc
Level 25, One Canada Square
London, United Kingdom, E14 5AA

Brookfield Finance (Australia) Pty Ltd
Level 19, 10 Carrington Street,
Sydney, NSW, Australia 2000

RE: Registration Statement on Forms F-10 and F-3

Ladies and Gentlemen:

We have acted as New York and Ontario counsel for Brookfield Corporation, a corporation organized under the laws of Ontario, Canada (the “Corporation”), Brookfield Capital Finance LLC, a Delaware limited liability company (“BCF”), Brookfield Finance II LLC, a Delaware limited liability company (“BFL II”), Brookfield Finance (Australia) Pty Ltd, a company organized under the laws of Victoria, Australia (the “AUS Issuer”) and Brookfield Finance I (UK) plc, a company organized under the laws of England and Wales (the “UK Issuer”), in connection with the joint filing by the Corporation, BCF, BFL II, the AUS Issuer and the UK Issuer, inter alios, of a Registration Statement on Forms F-10 and F-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission on the date hereof for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), among other securities, (a) debt securities to be issued by BCF, the AUS Issuer and the UK Issuer (the “Debt Securities”) and fully and unconditionally guaranteed by the Corporation, to be issued pursuant to one or more indentures either (i) entered into and filed as exhibits to the Registration Statement (the “Existing Indentures”) by and among either BCF or the UK Issuer, as the issuer, and in each case, the Corporation, as guarantor, Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee”), and Computershare Trust Company, N.A., as U.S. trustee (the “U.S. Trustee”) or to be entered into in connection with the issuance of Debt Securities thereunder by the AUS Issuer, as the issuer, the Corporation, as guarantor, and the Canadian Trustee, the U.S. Trustee, and/or one or more other trustees selected by the AUS Issuer (the “AUS Trustees” and together with the Canadian Trustee and the U.S. Trustee, the “Trustees” and each a “Trustee”), the form of which has been filed as an exhibit to the Registration Statement (the “Form Indenture” and upon due execution and delivery of such Form Indenture, the “New Indenture”, and together with the Existing Indentures, the “Indentures”), with the specific terms of each issuance of Debt Securities to be set forth in one or more board resolutions, officer's certificates and/or supplemental indentures to the Indentures (each, a “Supplemental Indenture”); (b) guarantees (the “Debt Guarantees”) of the Debt Securities by the Corporation as provided for in the Indentures; (c) preferred shares representing limited liability company interests to be issued by BFL II (the “Preferred Shares”); and (d) the full and unconditional guarantees of the Preferred Shares by the Corporation (the “Preferred Share Guarantees” and together with the Debt Guarantees, the “Guarantees”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof when executed and delivered by the parties thereto, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and directors or managers, as the case may be, and officers of the Corporation, BCF, BFL II, the AUS Issuer and the UK Issuer that we reviewed were and are accurate, (vii) all representations made by the Corporation, BCF, BFL II, the AUS Issuer and the UK Issuer as to matters of fact in the documents that we reviewed were and are accurate and (viii) the Indentures, each of the Supplemental Indentures and the Securities (as defined below) have been duly authorized by each of the parties thereto (other than the Corporation, BCF and BFL II). We have also assumed that each of the AUS Issuer and the UK Issuer is validly existing, has the requisite power to enter into any Indenture or Supplemental Indenture and has duly authorized entering into any Indenture or Supplemental Indenture under the laws of Australia and under the laws of England and Wales, respectively.

Further, we have assumed that at or prior to the time of the delivery of any Debt Securities or Preferred Shares and the related Guarantees (as applicable, the “Securities”), (i) all corporate or other action required to be taken by the issuer of such Securities to duly authorize each proposed issuance of such Securities shall have been taken, and shall remain in full force and effect; (ii) the Indenture(s), Supplemental Indenture(s), the Debt Securities and the Guarantees, as applicable, are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered below in respect of BCF, the AUS Issuer, the UK Issuer and the Corporation); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Indentures, the Supplemental Indenture(s), the Debt Securities and/or the Guarantees, as applicable. We have also assumed that the execution, delivery and performance by the applicable issuer(s) of the Securities whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon BCF, the AUS Issuer, the UK Issuer or the Corporation.

In addition, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto (including all necessary post-effective amendments) shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; and (ii) an appropriate prospectus supplement with respect to the Debt Securities or Preferred Shares and the applicable Guarantees thereof will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth herein, we advise you that, in our opinion:

(1) Assuming each Indenture and the relevant Supplemental Indenture have been or will be duly authorized, executed and delivered by the applicable Trustees, and when (i) the New Indenture has been executed and delivered by the Corporation and the AUS Issuer, substantially in the form of the Form Indenture; (ii) the relevant Supplemental Indenture(s) for a particular series of Debt Securities has been duly authorized, executed and delivered by the Corporation and either BCF, the AUS Issuer, or the UK Issuer, as applicable; (iii) the specific terms of a particular series of Debt Securities and the related Debt Guarantees have been duly authorized and established in accordance with the applicable Indenture and the relevant Supplemental Indenture(s); and (iv) such Debt Securities and Debt Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture, the applicable Supplemental Indenture(s) and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of BCF, the AUS Issuer or the UK Issuer, as applicable, and the Debt Guarantees thereof will constitute valid and binding obligations of the Corporation, in each case enforceable in accordance with their terms, and in each case subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, or any provisions for indemnity or contribution or other provisions that may be limited by public policy considerations; or (y) the effect of any applicable bankruptcy, insolvency, moratorium, arrangement or winding-up laws, or fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

(2) With respect to any series of Preferred Shares offered by BFL II pursuant to the Registration Statement, when (i) the Board of Managers of BFL II and appropriate officers of BFL II have taken all necessary limited liability company action to approve the issuance, sale and terms of the Preferred Shares and related matters; (ii) the terms of the Preferred Shares and of their issuance and sale have been duly established and are then in conformity with the limited liability company agreement of BFL II (“BFL II LLC Agreement”), relating to such Preferred Shares, so as not to violate any applicable law or the BFL II LLC Agreement; and (iii) the Preferred Shares have been registered by the transfer agent and registrar, and have been delivered upon payment in full of the consideration payable with respect to such Preferred Shares as determined by the Board of Managers of BFL II and as contemplated by any applicable underwriting agreement, the Preferred Shares will be validly issued and fully paid and, under the Delaware Limited Liability Company Act, as amended (“DLLCA”), the holders of such Preferred Shares will have no obligation to make further payments for the purchase of such Preferred Shares or contributions to BFL II solely by reason of their ownership of such Preferred Shares, except for their obligation to repay any funds wrongfully distributed to them.

(3) With respect to the Preferred Share Guarantees, when (a) the board of directors of the Corporation has taken all necessary action to approve the issuance and terms of the Preferred Share Guarantees and related matters and (b) such Preferred Share Guarantees have been duly issued and delivered as contemplated in the Registration Statement and duly executed, authenticated, issued and delivered in accordance with the provisions of the Corporation board approval referenced in clause (a) of this paragraph (3), such Preferred Share Guarantees will be legally issued and constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, or any provisions for indemnity or contribution or other provisions that may be limited by public policy considerations; or (y) the effect of any applicable bankruptcy, insolvency, moratorium, arrangement or winding-up laws, or fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario, (b) the laws of the State of New York and (c) the DLLCA, in each case, in force at the date of this opinion letter. Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indentures, any Supplemental Indentures or the issuance and sale of any Securities. All opinions expressed in this letter concerning the laws of the Province of Ontario have been given by members of the Law Society of Ontario and all opinions expressed in this letter concerning the laws of New York and the DLLCA have been given by members of the Bar of the State of New York.

This opinion letter is being furnished to the Corporation, BCF, BFL II, the AUS Issuer and the UK Issuer in accordance with the requirements of Item 601(b)(5) of Regulation S-K. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP